EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Senior Floating Rate Fund, Inc.:

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement in Registration No. 333-15973 of our reports dated October 22, 1998 and October 20, 1999 appearing in the Annual Reports of Merrill Lynch Senior Floating Rate Fund, Inc. for the years ended August 31, 1998 and August 31, 1999, respectively.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey September 19, 2000